Exhibit 10.1

Facility Amount Increase Request

July 29, 2021

To:      KeyBank National Association, as Administrative Agent for the Lenders parties to the Amended and Restated Revolving Credit and Security Agreement dated as of May 1, 2020 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among MC Income Plus Financing SPV LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”); Monroe Capital Income Plus Corporation, a Maryland corporation, as the collateral manager (together with its permitted successors and assigns, the “Collateral Manager”); the Lenders from time to time party thereto; KeyBank National Association, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”); U.S. Bank National Association, as collateral agent; U.S. Bank National Association, as document custodian; and U.S. Bank National Association, as collateral administrator.

Ladies and Gentlemen:

The Borrower hereby refers to the Credit Agreement and requests that the Administrative Agent consent to an increase in the Facility Amount (the “Facility Amount Increase”), in accordance with Section 2.15 of the Credit Agreement, to be effected by the addition of Sterling National Bank (the “New Lender”) as a Lender under the terms of the Credit Agreement. Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

After giving effect to such Facility Amount Increase, the Commitment of the New Lender shall be $50,000,000. For the avoidance of doubt, after giving effect to this Facility Amount Increase, Schedule 1 to the Credit Agreement shall be as set forth on Schedule I attached hereto and made a part hereof.

1.          The New Lender hereby confirms that it has received a copy of the Facility Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Advances and other extensions of credit thereunder. The New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of the Borrower or any other party to the Credit Agreement or any other Facility Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Facility Document or the value of any security therefor.

2.          Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Administrative Agent, the New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement and the Lender Fee Letter and have all the rights and obligations of a “Lender” under the Credit Agreement and the Lender Fee Letter as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the Lender Fee Letter as if it were an original signatory thereto.

3.          The New Lender shall deliver to the Administrative Agent such information and shall complete such forms as are reasonably requested of the New Lender by the Administrative Agent.

4.          Schedule 5 to the Credit Agreement shall be supplemented with the notice information of the New Lender set forth on Schedule II attached hereto and made a part hereof.

This Agreement shall be deemed to be a contractual obligation under, and shall be governed by and construed in accordance with, the laws of the state of New York.

The Facility Amount Increase shall be effective when the executed consent of the Administrative Agent and each affected Lender is received or otherwise in accordance with Section 2.15 of the Credit Agreement, but not in any case prior to July 29, 2021. It shall be a condition to the effectiveness of the Facility Amount Increase that all expenses referred to in Section 2.15 of the Credit Agreement shall have been paid.

The Borrower hereby certifies that no Default or Event of Default has occurred and is continuing.

Please indicate the Administrative Agent’s consent to such Facility Amount Increase by signing the enclosed copy of this letter in the space provided below.

Very truly yours,

MC Income Plus Financing SPV LLC

By: Monroe Capital Income Plus Corporation, as Designated Manager

By	/s/ Aaron Peck
	Name:	Aaron Peck
	Title:	Authorized Signatory

Sterling National Bank

By	/s/ James Gelwicks
	Name	James Gelwicks
	Title	Senior Managing Director

The undersigned hereby consents on this 29th day of July, 2021, to the above-requested Facility Amount Increase.

KeyBank National Association, as Administrative Agent

By	/s/ Richard Andersen
	Name	Richard Andersen
	Title	Senior Vice President

[Signature Page to Facility Amount Increase Request]